Exhibit No. 32.2

Certification of Chief Financial Officer Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

I certify to the best of my knowledge and belief that the periodic report on Form 10-Q of Armstrong World Industries, Inc. (the “Company”) containing its financial statements for the fiscal quarter ended June 30, 2019 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, and that information contained in that report fairly presents, in all material respects, the financial condition and results of operations of the Company as of that date.

/s/ Brian L. MacNeal
Brian L. MacNeal
Senior Vice President and Chief Financial Officer
Armstrong World Industries, Inc.

Dated: July 29, 2019

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.